EXHIBIT 10.21

ALZA Corporation
Executive Estate Protection Plan

                   FORM OF COLLATERAL ASSIGNMENT
     This Collateral Assignment (this "Assignment") is made and entered into as of _________, 1999, by and between _________________ (the "Owner"), as the owner of a life insurance policy, No. _______ (the "Policy"), issued by ____________ (the "Insurer"), on the life of ___________________________________
(the "Participant"), and the ALZA Corporation, a Delaware corporation (the "Corporation").

                             RECITALS
A. The Corporation desires to help the Owner provide life insurance for the benefit and protection of the Participant's family or beneficiary by providing funds from time to time to pay the premiums due on the Policy as more specifically provided in the ALZA Corporation Executive Estate Protection Plan Agreement entered into between the Participant, the Owner and the Corporation as of the date hereof (the "Agreement");
B. In consideration of the Corporation agreeing to provide such funds in accordance with the terms and conditions of the Agreement, the Owner agrees to grant to the Corporation, as a security interest in the Policy, a collateral security interest for the payment of the Corporation's Collateral Interest (as defined below); and
C. The Corporation has established a trust ("Trust") dated ________________, 1998, by and between the Corporation and
     ______________________________ ("Trustee") to provide a source of funds to cover its obligations under the Agreement.

                             AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth below, the parties to this Assignment agree as follows:
1. Assignment. The Owner hereby assigns, transfers and sets over to the Corporation, and its permitted successors, those certain rights and interests described in the Agreement that are to be assigned to the Corporation in accordance with the Agreement. Furthermore, this Assignment is made, and the Policy is to be held as collateral security for, any and all liabilities of the Owner to the Corporation, either now existing, or that may hereafter arise, pursuant to the terms of the Agreement.
2. Signatures. To facilitate the operation of this Assignment, the parties agree that the Insurer is hereby notified that the following signatures are sufficient, without the signature or consent of the other party, to exercise the following rights under the Policy while the Assignment is in effect:
     (a) The Owner may sign a request to change the beneficiary under the Policy without the signature or consent of the Corporation; and
     (b) The exercise of any other right under the Policy not specifically set forth above shall be exercised with the signature of both the Corporation and the Owner.
3. Policy Proceeds. Any amount payable from the Policy during the Participant's life or at his or her death shall first be paid to the Corporation to the extent of its Collateral Interest (as defined in the Agreement). Any balance will be paid to the Owner during the Participant's lifetime or to the Designated Beneficiary (as defined in the Agreement) upon or after the Participant's death. A settlement option may be elected by the recipient of the proceeds. For purposes of this Section, the amount of the Collateral Interest shall be determined for purposes of the Insurer by an affidavit delivered to the Insurer and signed by the Corporation.
4. Endorsement. The Trustee shall hold the Policy while this Assignment is operative and, upon request, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Owner in this Assignment.
5. Insurer. The Insurer is hereby authorized to recognize the Corporation's claims to rights hereunder without investigating the reason for any action taken by the Corporation, the validity or amount of any of the liabilities of the Owner to the Corporation under the Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Corporation of any amounts to be paid to the Corporation or the transfer of the Policy to the Corporation. The Insurer shall not be responsible for the sufficiency or validity of this Assignment and is not a party to the Agreement (or any other similar split-dollar agreement) between the Corporation and the Owner or the Participant.
6. Reassignment. Upon the full payment of the Corporation's Collateral Interest in accordance with the terms and conditions of this Assignment and the Agreement, the Corporation shall reassign to the Owner, if the Owner retains the Policy in accordance with the Agreement, the Policy and all specific rights included in this Assignment.
7. Amendment of Assignment; Termination. This Assignment shall not be modified, amended or terminated, except by a writing signed by all the parties hereto.
8. Assignment . This Assignment may be collaterally assigned with the Agreement by the Owner pursuant to the Owner's rights under Section 5 of the Agreement.
9. Binding Agreement; Assigns. This Assignment shall be binding upon the heirs, administrators, executors and permitted successors and assigns of each party to this Assignment.
10. State Law. This Assignment shall be subject to and be construed under the internal laws of the State of California, without regard to its conflicts of law principles.
11. Validity. In case any provision of this Assignment shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Assignment, but this Assignment shall be construed and enforced as if such illegal or invalid provision had never been inserted in this Assignment.
     IN WITNESS WHEREOF, the Owner and the Corporation have signed this Assignment as of the date first written above.

                              "Corporation"

                              ALZA Corporation, a Delaware corporation

                              By:

                              Its:

                              "Owner"

                              Signature

                              Print Name


Filed with the Insurer:

                              Date:
Insurer